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                                                                   Exhibit 21.01

                           SOUTHWEST GAS CORPORATION

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                              AT DECEMBER 31, 1993

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
                                                                      STATE OF INCORPORATION
                          SUBSIDIARY NAME                              OR ORGANIZATION TYPE
- -----------------------------------------------------------------------------------------------
The Southwest Companies                                                       Nevada
PriMerit Bank                                                        Federally chartered stock
                                                                           savings bank
Paiute Pipeline Company                                                       Nevada
Carson Water Company                                                          Nevada
Southwest Gas Transmission Company                                      Partnership between
                                                                     Southwest Gas Corporation
                                                                    and Utility Financial Corp.
Utility Financial Corp.                                                       Nevada
Southwest Gas Corporation of Arizona                                          Nevada
                                         PRIMERIT BANK
                                         SUBSIDIARIES
                                     AT DECEMBER 31, 1993
First Nevada, Ltd.                                                            Nevada
Home Trustee, Inc.                                                            Nevada
Nevada-Vistas Corporation                                                     Nevada
Nevada-High Country II Corporation                                            Nevada
Trans-Pacific Funding Corp.                                                 California
Nevada-Karmlco                                                              California
Nevada-Los Colinas                                                            Nevada
Nevada-Verdemont Corporation                                                California
NEV Development Corporation                                                   Arizona
First Nevada Company                                                          Nevada
H. S. Service Corporation                                                     Nevada
Nevada Equities, Ltd.                                                         Nevada
BSF Trustee, Inc.                                                             Nevada
Nevada Laurel Corporation                                                     Nevada
Nevada Capital, Ltd.                                                        California
PriMerit Investor Services                                                    Nevada
Nevada-Victorville Corporation                                              California
Nevada-Esinore Corporation                                                  California
Nevada-La Cresta Corporation                                                California
Nevada-Cleveland Corporation                                                California
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